EXHIBIT 10.17

                        Joint Venture Contract
                                  for

             Beijing International High-New Tech Products
                 Exhibition Consultant Service Company

     Beijing CRI Development Company (hereafter referred to as Party Aand Innovacom, Inc., (hereafter referred to as Party B) have agreed to sign this contract on September 12{th} of 1997 in Beijing of the People's Republic of China.

                              Article One
                           General Principle

     In the principle of mutual benefit And equity and through friendly discussions, Party A and Party B have agreed to create a joint venture of Beijing International High-tech products Exhibition consultant Service Company according to "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and "The Law of the People's Republic of China on Company" as well as other concerned regulations and this contract. The two parties agreed to sign this contract as follows.

                              Article Two
                     Parties of the Joint Venture

     2.1   The parties who signed the contract are:

     (1)   Party  A  is  Beijing  CRI Development Company, a legal entity under
Chinese  law  which  has  registered in  Beijing.   Its  legal  address  is,  2
Fuxingmenwai Street, west district of Beijing, China.
           It's legal representative
           Name: Wei Jianqun
           Position: General Manager
           Native: China

     (2) Party B is InnovaCom, Inc., a legal entity under U.S. Law. Its legal address is 2855 Kifer Road, Suite 100, Santa Clara, CA 95051
           Name: Mark Koz
           Position: Chairman
           Native: the United States

                             Article Three
                    Representations and Warranties
                        Provided by the parties

     3.1   Party A represents and warrants to party B that:

     (1) It is an organization duly organized and validly exhisting under the Laws of China and has full legal right, power and authority to enter into this contract and to perform its obligations hereunder.

     (2) Party A has the rights to have business with any companies, to sign contracts and its representative is legal and can execute its obligations validly.

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     (3)   The execution, delivery and performance  of this contract by party A does not violate any provisions of its organization or foundation documents, any contract or instrument to which it is a party or by which it or its assets are bound, or any law, decree, regulation or order of China.

     (4) It has obtained, or will obtain prior to the Registration, all approvals, consents or licences from, and has given, or will give prior to registration, all notices to all necessary governmental committees, departments, councils, ministries or other bodies which are necessary to enable it to enter into this contract and to perform its obligations hereunder, including but not limited to the establishment, ownership, funding but operation of Joint Venture.

     3.2   Party B represents and warrants to party A:

     (1) It is a company duly organized and validly existing under the Laws of the USA and has full legal right, power and authority to enter into this contract and to perform its obligations hereunder.

     (2) Party B has the rights to have business with any companies and sign contracts and its representative is legal and can execute its obligations validly.

     (3) The execution, delivery and performance of this contract does not violate any provisions of its organizational or foundation documents, any contract or instrument to which it is a party or by which it or its assets are bound, or the laws of the jurisdiction of incorporation of InnovaCom or any other law, decree, regulation or order of the United States or the State of California or any local municipal governmental body having authority over its business.

     (4) No governmental approvals, consents or licenses are required to be obtained by it under laws of its jurisdiction of incorporation in order to enable it to enter into this contract and perform its obligations hereunder except for expoprt licenses or other governmental approvals as may be required for the sale, transfer or other disclosure of technical data equipment.

                                 Article Four
                  Establishment of the Joint Venture Company

     4.1   Establishment of the Joint Venture Company

     The two parties have agreed to establish this Joint Venture Company according to "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment". "Law of the People's Republic of China on Companies" and other Chinese laws, administrative regulations as well as this contract.

     4.2   Name and address of the joint venture company:

     (1)   Name of the company in Chinese: (Chinese characters not translated)

     (2) Name of the company in English: Beijing International High-New Tech Products Exhibition Consultant Service Company

     (3) Legal address of the company: 2 Fuxingmenwai Street, west district oLd Beijing, China.

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     4.3   Organization form of the company

     It is a company Ltd. The two parties will be liable for debts of the company with their registered fund. The two parties will share profits or bear the risks and losses according to their registered funds.

     4.4   Laws and regulations:

     The Joint Venture Company is a legal entity under Chinese laws and it is an independent and legal qualification. The venture's business will be protected and administered by Chinese laws, decrees and concerned regulations.

                                 Article Five
                     Objectives and Scope of its Business

     5.1 The objectives of its business is to rent an exhibition centre to display high-new tech products from the United States and other foreign companies and provides year round service. Chinese companies, enterprises and individuals can come to visit, discuss to set up their joint venture enterprises and other cooperative business. The venture may have other projects. The joint venture company will receive exhibition fees and service fees to pay their costs of rents, translation and promotion, in order to promote the establishment of other joint ventures and development of other business.

                                  Article Six
                     Total Investment and Registered Fund

     6.1   Total investment

     Total investment of the company is three hundred thousand US dollars (US$ 300,000).

     6.2   Total registered fund

     The total registered fund is three hundred thousand US dollars (US$
300,000).

     6.3   Forms of registered fund

     (1)   Form of party A's registered fund:

     The share will be in cash of eight hundred twenty thousand US dollars and two hundred yuan of Renminbi (RMB 820200 yuan), converted to US dollars of one hundred thousand (US$ 100,00). Party A's share is 34 percent (34%)

     (2)   Form of party B's registration fund

     Party B's share will be in cash of two hundred thousand US dollars (US$ 200,000) and the share is 66 percent (66%).

     6.4 The joint venture can not reduce its registered fund during the period of its operation.

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     6.5   Deadline of the registered fund

     The registered fund should be handed over within 30 days after the company registered.

     6.6   Certificate of the registered fund

     After one party paid its registered fund. it should be examined by China Registered Accountants Society with its examination report. Another certificate will be issued with the signatures of Chairman and Vice Chairman of the company.

     6.7   Transfer and mortgage of the registered fund

     (1)   Consent by the board of directors and priority of purchase:

     In case one party intends to make a complete or partial transfer of its interest in the venture, it shall provide notice of the proposed transfer to the other party, who shall have an option for thirty (30) day from receipt of notice of the proposed transfer to agree to purchase the interest at the same
price and on the same terms   and conditions contained in the notice.   In the
event two or more parties receiving the notice choose to exercise the option to purchase the interest described in the notice. The selling party shall sell the interest to the other party on a pro rata basis. If the other party didn't inform the selling party within thirty (30) days. then the selling party must sign a contract and confirm to execute the obligations of the selling party

     (2)   Goverment's approval

     The transfer and selling of the above-mentioned interest must be reported to the organization which approved the joint venture and then the transfer will come into effect. When the party received the approval. it must arrange the registered procedure in the local bureau of industry and commerce.

     6.8   Increase of registered fund

     Subject to the agreement of the Board of Directors, the parties have the right to make additional investments proportional to their shares to the initial regisetered fund or in other proportions. After it is inspected by approval organizatiion, the company must arrange the change of the registered fund in local bureau of industry and commerce.

                             Article Seven
                Rights and Obligations of the Parties.

     7.1 The parties in the venture, in addition to their rights stipulated in the contract, have the following rights:

     (1) To participate in the management of the venture as determined by the contract and applicable law;

     (2) To share the results of operation of the venture in the amount and forms provided for by this contract;

     (3) To give its profits to other participants or third party in accordance with the rules of the contract and applicable law;

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     (4)   To have free access to any information and data concerning the activities of the venture, the state of its assets, profits and losses.

     7.2 Parties in the venture, along with their obligations stipulated in the contract, will have the following obligations:

     (1) To make initial and additional contributions to the registered fund as determined by the contract and decisions of the Board;

     (2) To participate in the management of the venture as determined by the contract;

     (3) To provide the venture with the information necessary for the efficient activities of the Joint Venture if such information is not considered by the parties as confidential;

     (4) To assist the venture in achieving the objects of its activity by advertising its service and by other means.

     7.3 The parties shall make every effort to expand the activities of the venture. The parties undertake to not enter into any other joint venture or other form of activity competing with or adversely affecting the activities of the venture.

                             Article Eight
                   Rights and Obligations of Party A

     8.1 In addition to its rights stipulated in other articles of the contract, party A has the following rights:

     Party A insists on that after the registered fund arrived, party A's registered fund should not be used. Only after enough companies have signed aggreementsto participate in the exhibition and expenses can be met, approximately ($800,000), can Party A's registered fund be used. If due to decrease of exhibitors and the venture has loss, party B will bear the responsibility and not use party A's registered fund. When the venture is in normal operation, if party A wants to transfer its share, Party B has the priority to purchase party A's share.

     8.2 In addition to its obligations stipulated in other articles of the contract, party A has the following obligations:

     (1) To promptly and timely obtain all required governmental licenses, permits and approvals to allow the venture to carry out its activities;

     (2) To promptly and timely obtain the rights to use facilities, electricity, water supply, heating, telephone and telecommunications permits necessary for the operation of the facility;

     (3) To promptly and timely obtain visas for representatives of InnovaCom, staff of the venture and clients of the venture, and to assist in obtaining all permitting and custom procedures associated with business trips and shipping and receiving of venture's cargos;

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     (4)   To ensure obtaining necessary rights to the venture to carry out its activities as defined in the present contract;

     (5) To ensure obtaining guarantees of governmental, legislative and other competent bodies to protect foreign investments in acceptable for international banking institutions;

     (6) To officially inform all diplomatic commercial and other foreign representatives on setting up the venture with party A participation and of services provided by it;

     (7) To assist the venture in its establishment and operations in China including assistance in its registration as a legal entity, in the opening of hard currency accounts in China, in renting and or acquisition of office and other premises;

     (8) To assist the venture on terms to be agreed in an efficient advertising and realization of its services and in finding clients for the venture;

     (9) To assist the venture office with telecommunication facilities, including one international telephone direct line, one international facsimile direct line, one line for computeer communication, and all public utilities necessary for the operation of the venture on terms and conditions to be agreed; and

     (10) To assist the venture to make use of Chines laws, regulations to get preferential policies on tax and foreign investment.

                             Article Nine
                   Rights and Obligations of Party B

     9.1 In addition to its rights and obligations stipulated in other articles of the contract, party B has the following obligations:

     (1) To market and promote the services of the venture. To confirm to invite forty (40) companies which will pay eight hundred thousand US dollars (US$800,000) to the joint venture. If there are more than forty companies to participate in the exhibition, each of the rest of the companies must still pay twenty thousand US dollars (US$20,000) to the joint venture. The temperary and professional exhibitions will be paid separately. The two parties will discuss the cost separately.

     (2) To organize the management of the venture in accordance with international standards on terms and conditions to be agreed;

     (3) To organize the venture staff training in the USA or other western countries on terms and conditions proposed by InnovaCom and approved by the Board;

     (4) To assist the venture in finding clients among foreign firms, companies and corporations;

     (5) To assist the venture in obtaining foreign entry visas for party A's representatives, the Chinese venture staff, and clients of the venture travelling on the venture's business;

     (6) To assist the venture in selecting foreign highly professional staff for the venture which should be agreed by the joint venture.

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                              Article Ten
                          Board of Directors

     10.1  Board of Directors:

     (1) The date of the venture's registration is the day of the founding of the Board of Directors.

     (2) The board is consisted of five (5) directors (including the Chairman). Party A will appoint two directors and party B will appoint three
(3) directors.

     (3) Normally, term as directors is for three years. They can be directors for another term if they are appointed by their party.

     (4) Reasonable expenses used by the directors for their business in China will be covered by the venture.

     (5) Approved by the Board, the directors can be as general manager or deputy general manager of the venture.

     (6) The Chairman will be appointed by party B and he is the legal representative of the venture. He can execute his power according to "The Law of the People's Republic of China on Joint Ventures Using Chines and Foreign Investment" and "Law of the People's Republic of China on Company" as well as the regulations of the Board of Directors of the venture.

     (7)   The venture will have a Vice-Chairman who will be appointed by party
A.

     10.2  The power of the Board of Directors:

     (1)   The Board of Director is the highest body of the venture.

     (2) The following items will be decided by all members of directors or their representatives with unanimous approval by votes.

     (a)   Ractification of contract and statitue;

     (b) To integrate, unite with other organizations or to set up affiliated organizations;

     (c)   Reorganization and dissolution of the venture;

     (d)   Increase or transfer of the venture's registered fund;

     (e) The important signing, supplement, amendament, termination or transfer of the venture's contract;

     (f)   The mortgage of the venture's fund and assets;

     (g)   Members of auditors, procedures of audition and proposals.

     (3)   All propsoals must be put forward in the meetings of the Board of

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Directors and should be approved by directors or their representatives attending the meetings by votes of over a majority of the Board.

     (4) If all directors decided the matters with unanimous written notices, it is not necessary for the board to call the meetings. The notices will be in file. The decisions have the same effect as the votes cast by the directors.

                            Article Eleven
               Organization of Operation and Management

     11.1  Organization of Management

     The Chairman will be responsible overall for the venture's operation. The general manager will be in charge of daily work who is under the leadership of the Board of Directors. The venture will have one general manager and one deputy general manager. The general manager will be appointed by party A and the deputy general manager will be appointed by party B. They will be approved and appointed by the Board of Directors with the term of three years. They can be changed by majority votes of the meetings of the Board of Directors. If thee general manager or deputy general manager have the full term or ousted by the Board of Directors, the new members will be proposed by their parties and should be approved by the Board of Directors.

     11.2  Responsibility and power of the general manager:

     The general manager will be responsible to the Board of Directors and execute his business appointed by the Board of Directors. The general manager is in charge of venture's finance, daily management and operation. The deputy general manager will assist the general manager. They should have regular meeting to discuss their work, study and handle the important matters in daily operations.

     11.3 If the venture uses its stamp for business with other companies, at least it should be agreed by one director from both sides or agreed by the general manager by signature. Registration procedure should be carried out.

     11.4 Expenses of the venture of fortythousand yuan (RMB) or over that figure, at least it should be approved by one director from both sides with their signatures.

                            Article Twenlve
                        Taxation and Insurance

     12.1  Taxation

     Employees of the venture should pay tax according to Chines laws and administrative regulations on taxation. The venture will do its best to exempt from tax according to the Chinese law for important equipment, technologies, conusming articles, softwares and other matters.

     12.2  Insurrance

     The venture will make insurance in the registered insurance company in China. The Board of Directors will decide the value of insurance.

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                           Article Thriteen
                       Term of the Joint Venture

     13.1  Term of the Joint Venture

     The term of the joint venture is fifteen years. The date of the founding of the joint venture will be the day of the registration.

     13.2  Postpone of the term

     One party can make proposal which should be approved by the Board of Directors unanimously to apply for postponement of the joint venture and they must apply six months before the termination.

                           Article Fourteen
                   Reorganization and Liquidation of
                           the Joint Venture

     14.1 The venture can be reorganized or liquidated. The reorganization may take the form of transfer of shares or withdraswal of a party. The decision will come into effect only after it is agreed by the two parties and approved by the original approval department.

     14.2 The venture may also be liquidated before the end of the term of the contract due to mutual agreement of fully property settlement.

                            Article Fifteen
                       Non-Performance or Breach

     15.1 If one party doesn't perform its obligations stupilated in the contract and the statute, or seriously breaches the contract or regulations in the statute, or if party B failed to invite forty companies to attend the exhibition, or if party A failed to invite two hundred enterprises to attend the exhibition, then the joint venture can't reach its business aim. That will be deemed that the party breached the contract which terminated the contract. The other party has the right to ask compensation from the party who breached the contract and it has the right to terminate the contract ahead of time. If the other party continues to conduct the business, it is also deemed as the act of breach.

     15.2 The party that can't fulfil its obligations or can't completely fulfil its obligations, thus causing losses to the other party, it should be liable to the other party. If losses are caused by the two parties, they will be liable for their respect responsibility according to the actual conditions.

                            Article Sixteen
                    Settlement of Disputes and the
                            Applicable Laws

     16.1 The contract, its effect, explanation, fulfilment and settlement of disputes are under the jurisdiction of laws of the People's Republic of China.

     16.2 All parties will settle their disputes through friendly negotiations. Disputes among the parties which cannot be resolved within ninty
(90) days of formal notice, will be referred to China International Foreign Trade Arbitration Commission or to United Arbitration organization in Stockholm, Sweden.

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     16.3  During the period of arbitration for the dispute, the two parties will continue to perform other articles in the contract.

     16.4 During the period of the arbitration, the two parties will not defend their own amnesty or the relating rights, which will obtruct the procedures of the arbitration.

                          Articles Seventeen
                             Force Majeure

     17.1 Force majeure referred to earthquake, typhoon, flood, fire, war and other s beyond the control of the venture which lead to the non performance of the contract. the affected party will be obliged immediately within fifteen days of the event to inform the other party by fax. The party should provide all detailed information of the event which will be proved by the authorized department of the government. According to the degree of the event, the two parties will decide whether to terminate the contract, or partly perform the contract, or extend the contract.

     17.2 No party will be liable for the non-performance caused by the force majeure.

     17.3 Either party whose performance has not been impaired shall have the right to issue a termination notice under regulations of the contract when an event of force majeure is impairing the activity of the venture for more than 180 consecutive days.

                           Article Eighteen
                         The Contract in Force

     The contract will be in force from the date of its signing by the parties. Additional documents attached to the contract will be effective as the contract.

                            Article Ninteen
                   Other Provisions of the Contract

     19.1 All notices, written records will be sent by registered letters, fax or handed over the following addresses:

     Party A: Beijing CRI Development Company
             2 Fuxingmenwat Street, Beijing, China
             Post Code: 100866
             Telephone: 86-10-6609-3743
             Fax: 86-10-6609-3749

     Party B: InnovaCom, Inc.
            2855 Kifer Road, Suite 100
            Santa Clara, CA 95051.  USA

     19.2 If one party changed its address, it should inform the other party ahead of time by registered letter or by fax. The stamp of post office will be the prove, or date of fax sent, or three days to hand it to the other party.

     19.3 The official language of the venture will be English, the operative language will be English and Chinese. All documents will be in English.

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     19.4  Founding and liquidation of the joint venture will be announced publicly.  The content of the announcement will be decided by the two parties.

     19.5 The contract is signed with three original copies in English, three copies in Chinese which are equally valid, one copy in English and one copy in Chinese for each party. One copy in English and one copy in Chinese will be sent to the Approval Department of the government.

By:  /S/   WEI JIAN CHUN           By:    /S/   MARK KOZ       17 SEPT. 97
     Wei Jian Chun                          Mark Koz
     Legal Representative                   Legal Representative
     Beijing CRI Development Company        InnovaCom, Inc. USA